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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this registration statement of Global Industries, Ltd. on Form S-3 of our report dated February 12, 1999 appearing in the Annual Report on Form 10-K of Global Industries, Ltd. for the transition period from April 1, 1998 to December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
August 27, 1999